UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

Mirum Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Tower Lane
Suite 1050
Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 667-4085

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On October 24, 2022, Mirum Pharmaceuticals, Inc. (the “Company”) issued a press release announcing positive topline data announced from the Company’s LIVMARLI Phase 3 MARCH study in progressive familial intrahepatic cholestasis (“PFIC”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the Company added a presentation to the investor relations section of its website providing details of the topline data from the MARCH study. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 24, 2022, the Company announced positive topline results from its pivotal Phase 3 MARCH study evaluating LIVMARLI® (maralixibat) oral solution in 93 patients with PFIC in a broad range of subtypes, age one to 17 years. The primary endpoint of improvement in pruritus severity in PFIC2 was statistically significant (p=0.0098). The primary analysis was conducted in PFIC2 patients (n=31). The secondary analyses were evaluated in the All-PFIC cohort, which included PFIC2 as well as additional PFIC subtypes (n=64). The Full-Study population included All-PFIC as well as supplemental patients who had previously undergone surgery, had truncating mutations and other patients (n=93).

Topline Results

PFIC2 (n=31)

Endpoint	Absolute	Change	Effect Size*	P-value
	LIVMARLI	Placebo
Primary: Change from baseline in ItchRO(Obs) severity	-1.7	-0.6	-1.0	0.0098
Secondary: Change from baseline in serum bile acid	-176	11	-187	0.0013

*

Effect size compared the difference between LIVMARLI and placebo, averaged over the last 3 time periods using a repeated measures mixed effect model. Placebo adjusted. Numbers in tables may not sum due to rounding.

All-PFIC (n=64) [PFIC1, PFIC2, PFIC3, PFIC4, PFIC6]

Endpoint	Absolute	Change	Effect Size*	P-value
	LIVMARLI	Placebo
Secondary: Change from baseline in ItchRO(Obs) severity	-1.8	-0.6	-1.2	<0.0001
Secondary: Change from baseline in serum bile acid	-157	3	-160	<0.0001

*	Effect size compared the difference between LIVMARLI and placebo, averaged over the last 3 time periods using a repeated measures mixed effect model. Placebo adjusted.

LIVMARLI’s safety and tolerability profile was comparable to previously published data and no new safety signals emerged in the MARCH study. The most common treatment-emergent adverse event was diarrhea, which was predominantly mild, with no severe cases, and transient with a median duration of 5.5 days. One patient had a treatment emergent adverse event of mild diarrhea that led to discontinuation.

Full-Study (n=93)

Treatment Emergent Adverse Event (TEAE)	LIVMARLI (n=47)	Placebo (n=46)
Any TEAE, n (%)	47 (100%)	43 (93.5%)
Severe TEAE, n (%)	3 (6.4%)	3 (6.5%)
Serious TEAE, n (%)	5 (10.6%)	3 (6.5%)
TEAE leading to discontinuation, n (%)	1 (2.1%)	0
TEAE leading to death, n (%)	0	0
Most common TEAE Diarrhea, n (%)	27 (57.4%)	9 (19.6%)

Further data from the MARCH study will be presented at an upcoming scientific conference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 24, 2022.

99.2	Presentation dated October 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: October 24, 2022	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer